Exhibit 99.1

Corio Reports Fourth Quarter and Full Year 2003 Financial Results

Revenue Up 10% from Prior Quarter and Up 22% for Full Year

SAN CARLOS, Calif.—January 28, 2004—Corio, Inc. (NASDAQ: CRIO), a leading enterprise application service provider, today reported results for its fourth quarter and full year ended December 31, 2003. Revenues for the fourth quarter of 2003 were $17.1 million, a 10 percent increase over the $15.5 million reported for the prior quarter. Net loss on a GAAP basis for the fourth quarter of 2003 was $2.5 million, or $0.04 per diluted share, compared to the net loss of $8.8 million, or $0.16 per diluted share, reported for the same period in 2002. Non-GAAP net income for the fourth quarter of 2003 was $0.4 million, compared to a non-GAAP net loss of $4.4 million reported for the same period in 2002.

Revenues for full year 2003 were $68.7 million, a 22 percent increase over the $56.1 million reported for the prior year. Net loss on a GAAP basis for full year 2003 was $12.9 million, or $0.22 per diluted share, compared to the net loss of $34.8 million, or $0.66 per diluted share, reported for the prior year. Non-GAAP net income for full year 2003 was $3.0 million, compared to a non-GAAP net loss of $17.7 million reported for the prior year.

As of December 31, 2003, the total of cash, cash equivalents, restricted cash and short-term investments was $42.7 million.

“This quarter wraps up an excellent year for Corio,” said Brett White, chief financial officer at Corio. “We achieved 38% revenue growth in our core application management business for the full year as well as our fourth consecutive quarter of EBITDA profitability.”

During the quarter, Corio succeeded with significant contract signings including new customers, customer renewals and contract extensions. They include:

•	Hyatt International Corporation

•	Plumtree Software (NASDAQ: PLUM)

•	Three divisions of Ingersoll-Rand Company Limited (NYSE: IR); Bobcat Company, Thermo King and GBS.

•	Norwood Promotional Products

•	THOR-LO, Inc.

•	California State Automobile Association (CSAA)

•	Skyworks Solutions, Inc.

•	The Rouse Company (NYSE: RSE)

•	Mindspeed Technologies™ (AMEX: MND)

•	A Global 20 banking institution

•	A Fortune 100 financial services company

•	A Fortune 50 pharmaceutical company

“Corio achieved significant milestones in our fourth quarter,” said George Kadifa, chairman and CEO at Corio. “With the successful integration of Nexus Technology into our core operations, Corio is now the leading service provider in the SAP market. We are also pleased with the important recent contract signings, which demonstrate strength in the demand side of our business.”

The company also announced that Mark Hauser and Randall Baker were appointed to its Board of Directors. As two of the top executives in the IT services industry, their experience applies directly to Corio’s mission. Mark Hauser was most recently CEO at Cap Gemini Ernst & Young North America where his top priority was leading a transformation aimed at adapting Cap Gemini Ernst & Young to the new market conditions. Randall Baker holds the position of Director at Modernsoft, Inc. Prior to that Mr. Baker was executive vice president, World-Wide Support, at Oracle Corporation. In this position he was responsible for support operations to over 200,000 customers carried out by over 6,300 technical employees in 90 countries.

Also during the quarter, Corio was ranked #90 in the 2003 Deloitte Technology Fast 500, a ranking of 500 fastest growing technology companies in North America. Rankings are based on percentage revenue growth over five years, from 1998-2002. This is the second consecutive year that Corio has been recognized as part of the Deloitte Technology Fast 500. Corio moved from #419 in 2002 to #90 in 2003, reflecting Corio’s strong position in the enterprise application service provider market.

Use of Non-GAAP Financial Measures

This press release discloses EBITDA, or earnings before interest, taxes, depreciation and amortization (which includes detailed information on amortization expense) and non-GAAP net income and net loss which is defined as EBITDA adjusted to remove the impact of restructuring charges recorded during the relevant period, that may be considered a non-GAAP financial measure within the meaning set forth in the recently adopted rules of the Securities and Exchange Commission, or SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the company’s financial operating results, management believes that EBITDA, and non-GAAP net income and net loss results are an appropriate measure of evaluating Corio’s operating performance, because they reflect the resources available to pursue strategic opportunities including, among others, investing in the business and strengthening the balance sheet. However, these measures should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure as is now required under SEC rules regarding the use of non-GAAP financial measures. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Quarterly Conference Call

Management will host a conference call to discuss the fourth quarter results and the business outlook for the first quarter beginning at 1:30 p.m. PST today. Interested parties may listen to the conference call via live broadcast over the Internet at http://www.corio.com/ir or over the telephone by dialing (888) 428-4473 with passcode “Corio Q4-03”. For those unable to participate in the live call, a replay will be available by telephone beginning at 8:30 p.m. PST after conclusion of the call and continuing through February 4, 2004. The replay number is (800) 475-6701, with confirmation code 716437. A replay of the conference call will also be available for 30 days on Corio’s website.

About Corio, Inc.

Corio, Inc. (NASDAQ: CRIO) is a leading enterprise application service provider (ASP). The Corio Applications on Demand™ platform delivers enterprise software applications from leading independent software vendors as a service for a fixed monthly fee. Corio provides infrastructure and applications management, professional services, and Corio iSRVCE™ technology resource management (TRM) software. Additional information about Corio is available at www.corio.com.

Corio, iSRVCE and SRVCE are registered trademarks of Corio, Inc. Applications on Demand is a trademark of Corio, Inc. All other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements:

Matters discussed in this release involving expectations, beliefs, plans, projections, intentions, future events or strategies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under their safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements herein include statements regarding Corio’s future financial and operating performance, any implication that future financial and operating performance is predictable based on the results in the fourth quarter or 2003, statements regarding any increase in adoption of Corio’s services, statements regarding improvements by Corio in its market share for SAP services, services to be performed for certain customers, and the benefits to Corio and its customers of Corio Applications on Demand and Corio’s services. Some of the specific factors that may cause actual results to differ include, among others: the fact that Corio operates in a new industry with a rapidly-evolving business model, the fact that visibility into future financial and operating performance in the current environment is poor, the fact that the structure of relationships may change and relationships may terminate, and the fact that customers may not pay Corio as expected. Additional risks that could cause actual results to differ materially from those projected are discussed in our public filings with the SEC which are available at the SEC’s website (http://www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Corio undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, and Corio shall have no duty to update statements made herein.

Investor Relations Contact:

Arthur Chiang	Carolyn Bass, Rob Walker
Senior Vice President, Investor Relations	Market Street Partners
Corio, Inc.	415-321-2444
achiang@corio.com	ir@corio.com
650-232-3171

CORIO, INC.

BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$15,440	$26,908
Short-term investments	19,591	17,031
Accounts receivable	6,484	6,109
Prepaid expenses and other assets	2,502	3,421

Total current assets	44,017	53,469

Restricted cash	7,680	7,717
Property and equipment and other assets	20,446	19,106

Total assets	$72,143	$80,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,676	$19,484
Deferred revenue	4,017	2,636
Other current liabilities	476	4,732

Total current liabilities	19,169	26,852

Long-term liabilities	5,738	4,025

Total liabilities	24,907	30,877
Stockholders’ equity	47,236	49,415

Total liabilities and stockholders’ equity	$72,143	$80,292

Q4 03 Financial Statements – Press Release Final.xls 1/28/2004

CORIO, INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues:
Application management services	$14,416	$15,142	$60,179	$43,559
Professional services and other	2,727	2,626	8,559	12,585

Total revenues	17,143	17,768	68,738	56,144

Costs and Expenses:
Application management services	11,423	16,029	47,756	43,053
Professional services and other	2,253	3,211	6,708	13,794
Research and development	819	1,214	4,638	6,306
Sales and marketing (1)	2,068	2,176	8,700	10,499
General and administrative (1)	2,585	3,018	9,501	11,700
Restructuring charges	—	—	2,334	4,036
Amortization of stock based compensation	12	556	458	2,347
Amortization of intangible assets	550	441	1,806	497

Total operating expenses	19,710	26,645	81,901	92,232

Loss from operations	$(2,567)	$(8,877)	$(13,163)	$(36,088)

Interest and other income, net	62	44	295	887

Tax benefit	—	—	—	400

Net Loss	$(2,505)	$(8,833)	$(12,868)	$(34,801)

Basic and diluted net loss per share	$(0.04)	$(0.16)	$(0.22)	$(0.66)

Shares used in computation—basic and diluted	60,803	54,422	57,228	53,103

RECONCILIATION OF NET LOSS TO EBITDA AND NON-GAAP NET INCOME (LOSS)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net loss	$(2,505)	$(8,833)	$(12,868)	$(34,801)
Amortization expense (1)	565	1,154	2,694	2,868
Interest and other income	(62)	(44)	(295)	(887)
Tax benefit	—	—	—	(400)
Depreciation	2,380	3,337	11,169	11,514

EBITDA	378	(4,386)	700	(21,706)
Restructuring charges	—	—	2,334	4,036

NON-GAAP NET INCOME (LOSS)	$378	$(4,386)	$3,034	$(17,670)

(1) AMORTIZATION EXPENSE IN NON-GAAP NET INCOME (LOSS) RECONCILIATION ABOVE	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Amortization expense (benefit) included in other Statement of Operations expense line items:
Sales and marketing	$—	$153	$416	$10
General and administrative	3	4	14	14

Total amortization expense (benefit) in other Statement of Operations expense line items	3	157	430	24
Amortization of stock based compensation	12	556	458	2,347
Amortization of intangible assets	550	441	1,806	497

Total amortization expense	$565	$1,154	$2,694	$2,868

Q4 03 Financial Statements – Press Release Final.xls 1/28/2004